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                                                                  Exhibit 21
                         SUBSIDIARIES OF THE COMPANY

                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
------------------                                          ----------------
American Demographics, Inc.                                 New York
Dow Jones AER Company, Inc.                                 Delaware
  Economic Research Company, Inc.                           Delaware
Dow Jones Canada, Inc.                                      Canada
Dow Jones Financial Publishing Corp.                        Delaware
Dow Jones Information Services International (HK) Ltd.      Hong Kong
Dow Jones International Marketing Services (U.K.), Ltd.     United Kingdom
Dow Jones International Marketing Services GmbH             Germany
Dow Jones Newsprint Company, Inc.                           Delaware
Dow Jones Printing Company (Asia), Inc.                     Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)       Delaware
Dow Jones Broadcasting (Asia), Inc.                         Delaware
Dow Jones Broadcasting (Europe), Inc.                       Delaware
Dow Jones Broadcasting (USA), Inc.                          Delaware
Dow Jones Publishing Company (Europe), Inc.                 Delaware
Dow Jones Real Estate Development Corporation               Delaware
Dow Jones Southern Holding Company, Inc.                    Delaware
Dow Jones Virginia Company, Inc.                            Delaware
Dow Jones Ventures I, Inc.                                  Delaware
Dow Jones Ventures II, Inc.                                 Delaware
Dow Jones Ventures III, Inc.                                Delaware
Federal Filings, Incorporated                               Delaware
Nanbei Ltd (50% owned)                                      Turks and Caicos
National Delivery Service, Inc.                             Delaware
Ottaway Newspapers, Inc.                                    Delaware
  News-Sun, Inc.                                            Arizona
  The Inquirer & Mirror, Inc.                               Massachusetts
  Portuguese-American Publications, Inc.                    Massachusetts
Review Publishing Company Limited                           Hong Kong
  The China Phone Book Co. Ltd.                             Hong Kong
Dow Jones Telerate Holdings, Inc.                           Delaware
  Dow Jones Telerate Canada Inc.                            Ontario
  Dow Jones Telerate Systems, Inc.                          California
  Telerate Research & Development Pte Ltd                   Singapore
  Dow Jones Telerate, Inc.                                  New York
    Dow Jones Telerate Sports, Inc.                         Delaware
    CompuTrac, Inc.                                         Louisiana
    Dow Jones Telerate Software, Inc.                       Delaware
    Dow Jones Telerate Puerto Rico, Inc.                    Delaware
  Telerate Financial Services Co.                           Delaware
  Telerate International Inc.                               Delaware
  Telerate International Limited                            United Kingdom
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                                   PAGE 2

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                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
------------------                                          ----------------
    Dow Jones Telerate International Company
        (100% owned Partnership)                            Delaware
    Dow Jones Telerate (Panama) Inc.                        Panama
    Servicios Informativos Telerate Systems (Chile)
      Limitada                                              Chile
    Dow Jones Telerate (Asia-Pacific) Singapore
      Pte Ltd                                               Singapore
    Dow Jones Telerate (Australia) Pty Limited              Australia
    Telerate (Bahamas) Limited                              Bahamas
    Dow Jones Telerate Belgium SA                           Belgium
    Dow Jones Telerate Danmark A/S                          Denmark
    Dow Jones Telerate Limited                              United Kingdom
    Dow Jones Telerate Finland OY                           Finland
    Dow Jones Telerate France SA                            France
    Dow Jones Telerate Ireland Limited                      Ireland
    Dow Jones Telerate Netherlands BV                       Netherlands
    Dow Jones Telerate Espana S.A.                          Spain
    Dow Jones Telerate Sweden AB                            Sweden
    Dow Jones Telerate (Thailand) Limited                   Thailand
    Dow Jones Telerate Technical Services Limited           United Kingdom
      Telefin SA                                            Greece
    Dow Jones Telerate (Switzerland) AG                     Switzerland
    Dow Jones Telerate Argentina Limitada S.A.              Argentina
    Dow Jones Telerate (Singapore) Pte Ltd                  Singapore
    Dow Jones Telerate de Venezuela, C.A.                   Venezuela
    Dow Jones Telerate (Hong Kong) Limited                  Hong Kong
    Dow Jones Telerate (Asia Pacific) Limited               Hong Kong
    Dow Jones Telerate Financial Information                Delaware
        Services, Inc.
    Telerate Finansal Sistemler A.S.                        Turkey
    Dow Jones Telerate Informacao Financeira, Lda.          Portugal
    Dow Jones Telerate Ges.m.b.H.                           Austria
    Dow Jones Telerate Luxembourg SARL                      Luxembourg
    Dow Jones Telerate (New Zealand) Ltd.                   New Zealand
    Advance Pacific Limited                                 Cook Islands
    Telerate Uruguay S.A.                                   Uruguay
    Dow Jones Telerate GmbH                                 Germany
    Dow Jones Telerate Norway AS                            Norway
    Dow Jones Telerate Cyprus Limited                       Cyprus
    Dow Jones Telerate (South Africa) (Pty) Limited         South Africa
    Dow Jones Telerate Italia s.r.l.                        Italy
    Dow Jones Telerate (Malaysia) SDN BHD                   Malaysia


All of the above subsidiaries are included in the consolidated financial statements.
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